Exhibit 10.1

AMENDMENT NO. 9 TO REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 9 TO REVOLVING CREDIT AGREEMENT, dated as of November 6, 2008, amends the Revolving Credit Agreement dated as of November 8, 2005, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of March 28, 2006, by Amendment No. 2 to Revolving Credit Agreement dated as of May 11, 2006, by Amendment No. 3 to Revolving Credit Agreement dated as of November 7, 2006, by Amendment No. 4 to Revolving Credit Agreement dated as of July 31, 2007, by Amendment No. 5 to Revolving Credit Agreement dated as of August 8, 2007, by Amendment No. 6 to Revolving Credit Agreement dated as of November 6, 2007, by Amendment No. 7 to Revolving Credit Agreement dated as of March 31, 2008 and by Amendment No. 8 to Revolving Credit Agreement dated as of August 6, 2008 (as so amended, the “Credit Agreement”), between Guaranty Bancorp, a Delaware corporation (formerly known as Centennial Bank Holdings, Inc.) (the “Borrower”), and U.S. Bank National Association (“Lender”).

RECITAL

Borrower and Lender desire to amend the Credit Agreement as provided below.

AGREEMENTS

In consideration of the promises and agreements contained in the Credit Agreement, as amended hereby, Borrower and Lender agree as follows:

1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.  Upon the execution and delivery of this Amendment No. 9 to Revolving Credit Agreement (“Amendment No. 9”) by Borrower and Lender, each reference to the Credit Agreement contained in the Credit Agreement, the Note, the Pledge Agreement or any other document relating thereto means the Credit Agreement as amended by this Amendment No. 9.

2.             Amendments to Credit Agreement.

(a)           Section 1.2 of the Credit Agreement is amended in its entirety as follows:

SECTION 1.2        REVOLVING CREDIT LOANS.  Subject to the terms and conditions of this Agreement, Lender agrees to make loans to Borrower, from time to time from the date of this Agreement through March 31, 2009 (the “Maturity Date”), at such times and in such amounts, not to exceed TWENTY MILLION AND NO/100 UNITED STATES DOLLARS ($20,000,000) (the “Commitment”) at any one time outstanding, as Borrower may request (the “Loan(s)”).  During such period Borrower may borrow, repay and reborrow hereunder.  Each borrowing shall be in the amount of at least $100,000 or the remaining unused amount of the Commitment.

(b)           Section 1.3 is amended to delete the phrase “the Interest Period (as defined below) (if applicable)” from the second sentence thereof.

(c)           Section 2.1(a) of the Credit Agreement is amended in its entirety to read as follows:

(a)           Before the maturity of the Loans, whether by acceleration or otherwise, at a rate equal to the “Prime-Based Rate”, which shall mean the greater of (A) the Prime Rate (as hereinafter defined) plus 1.00% per annum or (B) 5.00% per annum.

(d)           Section 2.2 of the Credit Agreement is amended in its entirety as follows:

SECTION 2.2        REQUESTS FOR LOANS.  If Borrower wishes to borrow funds, it shall, at or before 12:00 noon, New York time, on the date of such borrowing, which shall be a New York Banking Day, give Lender written notice thereof, which shall be irrevocable.  Such notice shall specify the principal amount of the requested Loan.

(e)           Section 2.3 of the Credit Agreement is amended in its entirety and replaced with the following:  “[Reserved.]”

(f)            Section 2.4 of the Credit Agreement is amended in its entirety as follows:

SECTION 2.4       INTEREST PAYMENT DATES.  Accrued interest shall be due and payable on the last day of each month in each year, beginning with the first of such dates to occur after the date of the first Loan, at maturity, and upon payment in full.  After maturity, interest shall be payable upon demand.

(g)           Section 2.5 of the Credit Agreement is amended in its entirety and replaced with the following:  “[Reserved.]”

(h)           Section 3.1 of the Credit Agreement is amended in its entirety as follows:

SECTION 3.1       PREPAYMENTS.  Borrower may prepay the Loans at any time without penalty or premium.  Borrower shall prepay the Loans from time to time so that, for five (5) days during each calendar quarter, there are no Loans outstanding.

(i)            Section 5.2(f) of the Credit Agreement is amended in its entirety to read as follows:

(f)            Capital Purchase Program Information.  Concurrently with providing any written information, applications or reports to the United States Secretary of the Treasury or any federal regulatory agency in connection with Borrower’s participation in the Capital Purchase Program (the “CPP”) established pursuant to the Emergency Economic Stabilization Act of 2008, copies of all such information, application, reports and similar documentation provided to such federal regulatory agency, including without limitation, any information regarding approval of Borrower’s participation in the CPP.

(j)            Section 5.4 of the Credit Agreement is amended in its entirety to read as follows:

SECTION 5.4       FINANCIAL REQUIREMENTS.

(a)           Well Capitalized.  Borrower and the Subsidiary Bank shall maintain such financial ratios as are required for the Borrower and the Subsidiary Bank to be classified as “well capitalized” by each federal regulatory agency having jurisdiction over the Borrower and the Subsidiary Bank.

(b)           Total Risk-Based Capital.  Borrower shall have Total Risk-Based Capital of not less than $250,000,000 as of December 31, 2008 and at all times thereafter.

(c)           Return on Average Assets.  Borrower’s consolidated net income during (i) the fiscal quarter ending September 30, 2008 shall not be less than (0.60)% of its average assets during such fiscal quarter, (ii) the fiscal quarter ending December 31, 2008 shall not be less than 0.00% of its average assets during such fiscal quarter and (iii) during each subsequent fiscal quarter shall not be less than 0.15% of its average assets during the applicable fiscal quarter; provided, however, that for purposes of determining return on average assets, customary and reasonable, non-recurring expenses and charges shall be excluded, including but not limited to goodwill impairment charges, severance and branch closure charges and expenses and charges incurred in connection with an acquisition or public offering permitted under Section 5.1 and 5.6 hereof (e.g., intangible amortization expense).

(d)           Nonperforming Assets.  The Nonperforming Loans of the Borrower, its Subsidiary Bank and other Subsidiaries shall not exceed (i) 3.25% of Total Loans as of September 30, 2008 and December 31, 2008 or (ii) 3.0% of Total Loans as of the last day of any subsequent fiscal quarter.

(e)           Loan Loss Reserves.  The Subsidiary Bank shall maintain loan loss reserves which, as of the last day of each fiscal quarter, are not less than 60% of the Nonperforming Loans of the Subsidiary Bank.

(k)           Subsections 8.1(f) and 8.1(g) are amended in their entirety to read as follows:

(f)            The term “Nonperforming Loans” refers to all loans and other assets of the Borrower or the Subsidiary Bank which are classified as “non-performing” (which shall include all loans in nonaccrual status, loans more than ninety (90) days past due in the payment of principal or interest, loans restructured or renegotiated or listed as “other restructured” or “other real estate owned” on the FDIC or other regulatory agency call report).

(g)           The term “Total Loans” refers to all loans of the Borrower and the Subsidiary Bank, on a consolidated or individual basis as the case may be.

(l)            Subsection 8.1(h) is amended to read:

(h)           The term “Total Risk-Based Capital” shall have the meaning set forth in the FDIC’s regulations on minimum capital adequacy (currently set forth in Appendix A to 12 C.F.R. Part 325).

3.             Effective Date of Amendment No. 9.  This Amendment No. 9 shall become effective upon its execution and delivery by Borrower and Lender and receipt by Lender of an amendment to the Loan Participation Agreement between First Tennessee Bank National Association and Lender, duly executed by the parties thereto.

4.             Representations and Warranties; No Default.

(a)           The execution and delivery of this Amendment No. 9 has been duly authorized by all necessary corporate action on the part of Borrower and does not violate or result in a default under Borrower’s Certificate of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which Borrower is a party or by which it is bound.

(b)           The representations and warranties of Borrower in the Credit Agreement, as amended hereby, are true and correct in all material respects and, after giving effect to the amendments contained herein, no Event of Default or Unmatured Event of Default exists.

5.             Costs and Expenses.  Borrower agrees to pay to Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by Lender in connection with the negotiation, execution and delivery of this Amendment No. 9.

6.             Full Force and Effect.  The Credit Agreement, as amended by this Amendment No. 9, remains in full force and effect.

7.             Governing Law.  This Amendment No. 9 shall be governed by the laws of the State of Wisconsin without regard to conflicts of laws principles.

8.             Counterparts.  This Amendment No. 9 may be executed via facsimile or e-mail (PDF) transmission and may be executed in separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 9 as of the date and year first above written.

GUARANTY BANCORP

BY	/s/ Paul W. Taylor
Paul Taylor, Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

BY	/s/ Jon B. Beggs
Jon B. Beggs, Vice President

Signature Page to Amendment No. 9